SUBSCRIPTION AGREEMENT

TO:  SYNTHEMED, INC.

AND TO: CLUBB CAPITAL LIMITED

RE:  SUBSCRIPTION FOR SHARES

1.    Subscription

The undersigned (the “Purchaser”) hereby subscribes for on and subject to the terms and conditions set forth herein, from SyntheMed, Inc., a Delaware corporation (the “Corporation”), the number of shares of common stock, par value of $0.001 per share (“Common Stock), set forth on the signature page hereof (the “Purchased Shares”). The Purchased Shares are being sold to the Purchaser in consideration for $1.00 (US) per share (the “Subscription Price”), and as part of an offering (the “Offering”) of up to 6,000,000 shares of Common Stock (the “Shares”). If the maximum number of Shares offered is sold, the Corporation will receive gross proceeds of $6,000,000 (US). There is no minimum number of Shares being offered, and the Corporation reserves the right to accept subscriptions as and when received. Clubb Capital Limited (the “Agent”) is serving as a placement agent for the Offering pursuant to an agency agreement to be entered into with the Corporation (the “Agency Agreement”).

The Offering is being made to investors resident outside the United States pursuant to exemptions from local registration, prospectus or similar requirements. The Offering is being made in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and/or Regulation D promulgated thereunder and in reliance upon Regulation S promulgated under the Securities Act and exemptions from local registration, prospectus or similar requirements.

2.    Use of Proceeds

The proceeds of the Offering will be used by the Corporation to fund working capital and general corporate purposes.

3.    Documents to be provided by the Purchaser

The Purchaser must complete, sign and return (i) two executed copies of this Subscription Agreement and the Investor Rights Agreement, a copy of which is appended as Annex A-1 hereto and (ii) one executed copy of the Selling Securityholder Questionnaire, a copy of which is appended as Annex A-2 hereto and the aggregate Subscription Price must be paid in U.S. dollars by wire transfer to the following account:

Bank of America NT & SA
100 West 33rd Street
New York, NY 10048-1191
Swiftcode: BOFAUS3N
ABA No. 026009593

For Further Credit to:
Canadian Imperial Bank of Commerce
Main Branch, Commerce Court West
Toronto, Ontario M5L 1A2
Swiftcode: CIBCCATT
Transit No. 00002
Final Beneficiary: Blake Cassels & Graydon LLP
Account No. 000020244414
Reference: 65283/14 - JACK

or in such other manner as may be specified by the Agent. At each Closing (as defined below), the aggregate Subscription Price for all Purchased Shares subject to such Closing will be released to the Corporation by Blake, Cassels & Graydon LLP on instructions from the Agent. The deliveries required pursuant to this Section 3 are hereinafter referred to as the “Purchaser’s Closing Deliveries.”

4.    Closing and Delivery of Share Certificates

Delivery and sale of the Purchased Shares will be completed (the “Closing”) at the offices of the Corporation (or such other place or places as the Corporation and the Agent may agree) at 10:00 a.m. (Eastern Standard Time) (the “Closing Time”) on such date or dates as the Corporation and the Agent may agree (the “Closing Date”). The Final Closing (as defined below) is expected to occur on or about June 30, 2007. As used herein, “Final Closing” means the date on which the full amount of the Offering is sold or the earlier termination of the Offering period as determined by the Corporation.

Certificate(s) representing the Purchased Shares will be delivered at Closing against delivery by the Purchaser of the requisite funds by wire transfer. To avoid the need to deliver legended Share certificate(s) prior to effectiveness of the planned resale registration contemplated by the Investor Rights Agreement, the Purchaser agrees that delivery of the Share certificate(s) may be made to counsel for the Agent, who shall hold such Share certificate(s) on behalf of the Purchaser and who shall, upon effectiveness of the registration of the resale of the Shares, deliver the Share certificate(s) without legend in accordance with the delivery instructions of the Purchaser set forth on the signature page hereto. Notwithstanding the foregoing, the Purchaser may at any time request physical delivery of a certificate for Purchased Shares by notice in writing to the Agent, provided that any such certificate delivered prior to effectiveness of the resale registration statement will bear a restrictive legend as set out in Section 5(g) below. Moreover, if the resale registration statement is not declared effective within 90 days of the date of the Final Closing (or 120 days if reviewed by the Securities and Exchange Commission (the “SEC”)), counsel for the Agent shall, at the Agent’s option and in accordance with the Agent’s written instructions, cause the Share certificate(s) in its possession and registered in the Purchaser’s name to be endorsed with such restrictive legend and delivered to the Purchaser. The Purchaser, on its own behalf or on behalf of others for whom it is contracting hereunder, agrees and acknowledges that counsel for the Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing with the performance of any obligations in this Section 4, except arising out of its gross negligence or willful misconduct. The Purchaser, on its own behalf or on behalf of others for whom it is contracting hereunder, hereby appoints the Agent, with full power of substitution, as its true and lawful attorney and agent with the full power and authority in its place and stead to swear, execute, file and record any document necessary to give effect to the delivery and sale of the Purchased Shares, to terminate this subscription on its behalf in the event that any condition precedent to the Offering has not been satisfied, to execute a receipt for the Purchased Shares and all other documentation, and to modify or waive any conditions or grant any waivers on its behalf in connection with this Subscription Agreement and the transactions contemplated hereby.

5.    Certain Matters Relating to the Offering

The Purchaser, on its own behalf (or on behalf of others for whom it is contracting hereunder) acknowledges and agrees that:

(a)	it (or others for whom it is contracting hereunder) has not been provided with a prospectus or an offering memorandum or any similar document in connection with its purchase of Shares;

(b)
its decision to execute this Subscription Agreement and to subscribe for the Purchased Shares (on its own behalf or on behalf of others for whom it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Agent or the Corporation and that the Purchaser’s decision (or the decision of others for whom the Purchaser is contracting hereunder) is based entirely upon publicly available information concerning the Corporation (any such information having been delivered to the Purchaser without independent investigation or verification by the Agent);

(c)
the Agent and its directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed;

(d)
as at the Closing Date, the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the result that the Purchased Shares are “restricted securities” within the meaning of Regulation S and Rule 144 promulgated under the Securities Act and, absent registration under the Securities Act, may not be offered or sold within the United States or to or for the account or benefit of a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) except pursuant to an exemption from the registration requirements of the Securities Act;

(e)	[intentionally omitted];

(f)
the Purchaser (or others for whom the Purchaser is contracting hereunder) has been advised to consult its own legal advisors with respect to any applicable resale restrictions and the Purchaser (or others for whom the Purchaser is contracting hereunder) is solely responsible (and neither the Corporation nor the Agent is in any way responsible) for compliance with applicable resale restrictions;

(g)
the Purchaser understands and agrees that, except as provided below in this paragraph (g), each certificate representing the Purchased Shares shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY WERE ORIGINALLY ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, PROVIDED IN SUCH LATTER CASE THAT THE HOLDER UPON REQUEST PRIOR TO SUCH SALE FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

Certificates evidencing the Purchased Shares shall not be required to contain the foregoing legend (i) while the registration statement contemplated by the Investor Rights Agreement is effective under the Securities Act, (ii) following any sale of such shares pursuant to Rule 144 if the Purchaser provides the Corporation with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Corporation to the effect that the shares can be sold under Rule 144, (iii) if and for so long as the Purchased Shares are eligible for sale under Rule 144(k), (iv) if the holder provides the Corporation with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Corporation to the effect that the legend is not required under applicable requirements of the Securities Act or (v) to the extent held by counsel to the Agent in accordance with Section 4 above.

 6.    Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants and covenants to the Agent, the Purchaser (and to any others on whose behalf the Purchaser is contracting hereunder) as of the date hereof and as of the Closing Date, which representations, warranties and covenants shall survive any investigation made by the Agent, the Purchaser or such others for a period of two years after the Final Closing, that:

(a)	the Corporation is a validly existing corporation in good standing under the laws of the jurisdiction in which it is incorporated, and the Corporation has no subsidiaries;

(b)
the Corporation is duly qualified and authorized to do business in the jurisdiction(s) in which it carries on business or to own property where required under the laws of the jurisdiction(s) in which any such property is located;

(c)
the Corporation is current with all material filings required to be made under the laws of any jurisdiction in which it carries on any material business, and the Corporation has all necessary licenses, leases, permits, authorizations and other approvals necessary to permit it to conduct its business as currently conducted, except where the failure to have any such license, lease, permit, authorization or approval would not have a material adverse effect on the Corporation and its business;

(d)
the audited financial statements of the Corporation as at and for the year ended December 31, 2006 and the interim financial statements of the Corporation as at and for the three-month period ended March 31, 2007 present fairly, in all material respects, the financial position of the Corporation as at the respective period-end dates, and the results of its operations and the changes in its financial position for the 12-month period ended December 31, 2006 in the case of the audited financial statements and 3-month period ended March 31, 2007 in the case of the interim financial statements, all in accordance with generally accepted accounting principles, and, since March 31, 2007, there has been no material adverse change in the business, affairs or financial or other condition of the Corporation or any of its subsidiaries, except as disclosed in the notes to the financial statements for the quarter then ended;

(e)	the Corporation has all requisite power and authority to carry out its obligations under this Subscription Agreement;

(f)
this Subscription Agreement has been duly authorized, executed and delivered by the Corporation and constitutes or on the Closing Date will constitute, a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms except that: (i) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization and other laws affecting the enforcement of creditors’ rights generally, (ii) rights of indemnity thereunder may be limited under applicable law, and (iii) equitable remedies, including without limitation specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(g)
the Shares are or on the Closing Date will be duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable shares in the capital stock of the Corporation;

(h)
the authorized capital of the Corporation consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value of $0.01 per share. Of the preferred stock, 500,000 shares have been designated as Series A Convertible Preferred Stock, 1,116,500 shares have been designated as Series B Convertible Preferred Stock and 663,000 shares have been designated as Series C Convertible Preferred Stock. As of March 31, 2007 there were 83,761,185 shares of Common Stock and no shares of preferred stock outstanding. In addition, as of that date, the Corporation had an aggregate of 15,562,602 shares of Common Stock reserved for issuance upon exercise or conversion of the following outstanding securities: (i) options which have been granted under the Corporation’s stock option plans and other agreements, to purchase an aggregate of 14,087,602 shares of Common Stock and (iii) warrants issued to the Agent or its designees to purchase an aggregate of 1,475,000 shares of Common Stock;

(i)
the Corporation is not, and at the Closing Date will not be: (i) in breach or violation of any of the terms or provisions of, or in default under, this Agreement, any other Subscription Agreement for the purchase of Shares, the Agency Agreement, any indenture, mortgage, deed of trust or loan agreement, (except as disclosed in the Corporation’s SEC filings), other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which breach or violation or the consequences thereof would result in a material adverse change to it or its business; or (ii) in violation of the provisions of its articles, by-laws, resolutions or any statute or any other rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties which violation or the consequences thereof would result in a material adverse change to it or its business;

(j)
the issue and sale of the Purchased Shares and the performance and consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which the Corporation or any subsidiary is bound or to which any of the property or assets of the Corporation or any subsidiary is subject, which breach or violation or the consequences thereof would result in a material adverse change to the Corporation or its business, nor will any such action conflict with or result in any violation of the provisions of the articles, by-laws or resolutions of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any subsidiary or any of its properties which violation or the consequences thereof would result in a material adverse change to the Corporation or its business;

(k)
the Corporation has established on its books reserves which are adequate for the payment of all taxes not yet due and payable; there are no liens or other liabilities for taxes on the assets of the Corporation except for taxes not yet due; there are no audits of any of the tax returns of the Corporation which are known by the Corporation’s management to be pending and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government or agency of any deficiency having a material adverse effect on the properties, business or assets of the Corporation;

(l)
the Corporation has good and valid title to its properties, leaseholds and assets, including without limitation the properties, leaseholds and assets reflected in the balance sheet as of March 31, 2007 referred to in Section 6(d) above, except properties, leaseholds and assets disposed of since such date at fair market value in the ordinary course of business, and has good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, rights of first refusal or options to purchase, whether or not relating to extensions of credit or the borrowing of money, other than as disclosed in such balance sheet except as incurred in the ordinary course of business since the date of such balance sheet, and except in any event where the failure to hold good title or the existence of a mortgage, pledge, lien, lease, encumbrance, charge, right of first refusal or option to purchase would not have a material adverse effect on the Corporation or its business; there exists no condition which interferes with the economic value or use of such properties and assets and all tangible assets are in good working condition and repair (subject to ordinary wear and tear) except where the existence of any such condition would not have a material adverse effect on the Corporation or its business;

(m)
the Corporation owns or has valid licenses for the use of, or has applied for registration of, all patents, trade marks, service marks, trade names, and copyrights necessary for the conduct of its business, except where the failure to so own or apply for registration would not have a material adverse effect on the Corporation or its business; to the best of the knowledge, information and belief of the Corporation, none of the past or present activities of the Corporation or the products, services or assets of the Corporation infringe or constitute an unauthorized use of any proprietary rights of others, and the Corporation has not received any notice of infringement of, or conflict with, asserted rights of others with respect to any patent, trade mark, service mark, trade name, or copyright that, individually or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would result in a material adverse change to the Corporation or its business;

(n)
the Corporation has taken reasonable measures to protect and preserve the confidentiality of all trade secrets and other non-patented proprietary information of the Corporation, including without limitation the procurement of proprietary invention assignments and non-disclosure and non-competition agreements from employees, consultants, subcontractors, customers and other persons who have access to such information;

(o)
the Corporation has filed all necessary federal, state and municipal property, income and franchise tax returns and has paid all taxes shown as due thereon or otherwise owed by it to any taxing authority except those contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles; there is no tax deficiency which has been, or to the best of the knowledge, information and belief of the Corporation might be, asserted against the Corporation which would materially affect the business or operations of the Corporation; the Corporation has paid all applicable federal and state payroll and withholding taxes;

(p)
there is no collective bargaining or other union agreement to which the Corporation is a party or by which it is bound, or which is currently being negotiated; the Corporation does not sponsor, maintain or contribute to any pension, retirement, profit sharing, incentive compensation, bonus or other employee benefit plan, including without limitation any employee benefit plan covered by Title 4 of the Employee Retirement Income Security Act of 1974 (“ERISA”) or any “multi-employer plan” as defined in Section 4001(a)(3) of ERISA, or any other employee benefit plan; to the best of the knowledge, information and belief of the Corporation, (i) no employee of the Corporation is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which would result in a material adverse change to the Corporation or its business, and (ii) no senior officer has any present intention of terminating his employment with the Corporation, and the Corporation has no present intention of terminating any such employment; and

(q)
there is no adverse claim, action, proceeding or investigation pending or, to the knowledge, information and belief of the Corporation, threatened, which questions the validity of the issue or sale of the Shares or the validity of any action taken or to be taken by the Corporation in connection with this Subscription Agreement or which would result in any material adverse change in the financial condition, results of operations, business or prospects of the Corporation.

7.    Representations, Warranties and Covenants of the Purchaser

The Purchaser hereby represents, warrants and covenants to the Agent and the Corporation (which representations, warranties and covenants shall survive the Closing) that:

(a)
in the case of the subscription by the Purchaser for Shares as principal for its own account and not for the benefit of any other person, the Purchaser is purchasing the Purchased Shares as principal for its own account, and not for the benefit of any other person or company, and this Subscription Agreement has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the undersigned;

(b)
in the case of the subscription by the Purchaser for Shares as agent for a disclosed principal, each beneficial purchaser of the Purchased Shares for whom the Purchaser is acting is purchasing as principal for its own account and not for the benefit of any other person and the Purchaser is an agent with due and proper authority to execute this Subscription Agreement and all other documentation in connection with the purchase of the Purchased Shares on behalf of the beneficial purchaser and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, the disclosed principal;

(c)
in the case of the subscription by the Purchaser of Shares as trustee or as agent for a principal which is undisclosed or identified by account number only, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the undersigned acting in such capacity;

(d)
if the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof or, if the Purchaser is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approval in respect thereof and, in either case, upon execution by the Corporation, this Subscription Agreement constitutes a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its respective terms;

(e)	if the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

(f)
the Purchaser (1) has read carefully the definition of "Accredited Investor" contained in Schedule 1 attached hereto and (2) meets the standards of an "Accredited Investor" set forth under Rule 501(a) of Regulation D under the Act and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of an investment in the Corporation’s securities. The Purchaser will promptly notify the Corporation in the event that prior to the issuance of any securities to the Purchaser the foregoing representation ceases to be accurate.

(g)
If the Purchaser is not a US Person within the meaning of Rule 902(o) of Regulation S promulgated under the Securities Act of 1933 ("US Person"), the Purchaser makes the representations and warranties set forth on Schedule 2 hereto.

(h)
if required by applicable securities legislation, policy or order of a securities regulatory authority or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports and other documents with respect to the issue of the Purchased Shares as may be reasonably required;

(i)	[intentionally omitted];

(j)
the Purchaser has had access to the Corporation’s public filings with the SEC (which are accessible via the SEC’s EDGAR Archives located on the internet at www.sec.gov) and has had an opportunity to ask questions of the Corporation’s management;

(k)
the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof, and is able to bear the economic loss of its investment. The Purchaser recognizes that its purchase of Purchased Shares involves a high degree of risk in that: (i) the Corporation has incurred losses since inception; at March 31, 2007, the Corporation had an accumulated deficit of approximately $49,286,000 (unaudited); and the Corporation may require substantial funds in addition to the proceeds of this Offering to continue its plan of operations; (ii) an investment in the Corporation is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Corporation and the Purchased Shares; (iii) the Purchaser may not be able to liquidate the Purchaser’s investment; and (iv) transferability of the securities comprising the Purchased Shares is extremely limited. The Purchaser has read the Risk Factors section of the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2006;

(l)
the address of the Purchaser (or others for whom the Purchaser is contracting hereunder) furnished by the Purchaser on the Purchaser’s signature page of this Subscription Agreement is such person’s principal residence if such person is an individual or its principal business address if it is a corporation or other entity; and

(m)
the Purchaser (or others for whom the Purchaser is contracting hereunder) agrees that it will not disclose the terms of the Offering or any information it may have acquired from the Corporation in the course of executing this Subscription Agreement which the Corporation has identified as material non-public information, except to the extent (i) that such terms or other information becomes generally available to the public other than by disclosure in violation of this Subscription Agreement, (ii) that such information was properly within the Purchaser’s possession prior to being furnished by the Corporation, (iii) that such information becomes available to the Purchaser on a non-confidential basis, such as through disclosure by third parties who have the right to disclose the information, and (iv) that disclosure of such information is compelled by judicial process, provided that in the event of compulsion by judicial process the Purchaser will inform the Corporation promptly upon its receipt of notice of judicial process compelling such disclosure.

8.    Reliance Upon Representations, Warranties and Covenants

The Purchaser acknowledges that the representations, warranties and covenants contained in this Subscription Agreement are made with the intent that they may be relied upon by the Agent and by the Corporation to, among other things, determine the Purchaser’s eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to subscribe for the Purchased Shares. The Purchaser further agrees that by accepting the Purchased Shares, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of any Purchased Shares.

9.    Agent’s Commission, Fees and Expenses

The Purchaser understands that on the Closing Date, the Agent will receive from the Corporation a commission equal to 7% of the gross proceeds raised by the Agent (payable in cash and in Common Stock (at the issue price thereof), the allocation of which to be designated by the Agent, in its sole discretion, at the Closing Date) and broker warrants (the “Broker Warrants”) to purchase, at an exercise price of $1.10 (US)

per share, that number of shares of Common Stock equal to 7% of the number of Purchased Shares issued in respect of proceeds raised by the Agent, as more particularly described and subject to the exclusions contained in the Agency Agreement. No other fee or commission is payable by the Corporation in connection with the sale of the Purchased Shares. However, the Corporation will also pay on the Closing Date reasonable legal fees and expenses of the Agent’s counsel as stipulated in the Agency Agreement. The Purchaser understands and acknowledges that a director of the Corporation also serves as a director and officer of the Agent.

10.    Costs

The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any counsel retained by the Purchaser) relating to the purchase of the Purchased Shares shall be borne by the Purchaser.

11.    Appointment of Agent

The Purchaser, on its own behalf and (if applicable) on behalf of others for whom the Purchaser is contracting hereunder, hereby:

(a)
irrevocably authorizes the Agent to negotiate and settle the form of any agreement to be entered into in connection with this Subscription Agreement and to waive on its own behalf and on behalf of the purchasers of Shares, in whole or in part, or extend the time for compliance with, any of the closing conditions in such manner and on such terms and conditions as the Agent may determine, acting reasonably, without in any way affecting materially the Purchaser’s obligations or the obligations of such others hereunder; and

(b)
acknowledges and agrees that the Agent and the Corporation may vary, amend, alter or waive, in whole or in part, one or more of the conditions set forth in the Agency Agreement in such manner and on such terms and conditions as they may determine, acting reasonably, without in any way affecting materially the Purchaser’s obligations or the obligations of such others hereunder.

12.    Governing Law

This Subscription Agreement shall be governed by the laws of the State of New York without reference to its rules as to conflicts of laws.

13.    Third Party Beneficiaries

Except for the limitation of liability provisions in Section 4 above, nothing herein, express or implied, is intended to nor shall it, confer in any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Subscription Agreement.

14.    Survival

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser for a period of two years following the completion of the Offering by the Corporation, notwithstanding the completion of the subscription for the Purchased Shares by the Purchaser pursuant hereto, and any subsequent disposition by the Purchaser of any Purchased Shares.

15.    Assignment

This Subscription Agreement is not transferable or assignable by the parties hereto.

16.    Counterparts

This Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. The Corporation and the Agent shall be entitled to rely upon delivery by facsimile of an executed copy of this Subscription Agreement and acceptance by the Corporation of such facsimile copies will be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

[Remainder of page intentionally left blank]

16.    Subscription Particulars

The aggregate number of Shares subscribed for is                          .

The Shares are to be registered in the name of:

(if space is insufficient, attach a list)

The certificate(s) representing the Shares are to be delivered to:

at its office at:

Contact Name and Number:

If the Purchaser is signing as agent for a principal and not as agent for a fully managed account, the name and address of the beneficial purchaser is:

(if space is insufficient, attach a list)

DATED at                           this             day of                    , 2007.

Name of Purchaser (please type or print)

By:

(Signature of Authorized Representative)

(Name of Person Signing)

Office or Title

Address of Purchaser

ACCEPTANCE

This Subscription Agreement is hereby accepted and agreed to by SyntheMed, Inc.

DATED at Iselin, New Jersey, the ____ day of _____________ 2007.

SYNTHEMED, INC.

By:

Authorized Signing Officer

Schedule 1
ACCREDITED INVESTOR

An "accredited investor" is defined as:

1.
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Preferred Stock Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, is a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

2.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

3.
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

4.	A director or executive officer of the Corporation;

5.	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's investment exceeds $1,000,000;

6.
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and which has a reasonable expectation of reaching the same income level in the current year;

7.
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

8.	An entity in which all of the equity owners are "accredited investors" under one or more of the foregoing categories.

Schedule 2
NON-US PERSON REPRESENTATIONS

Each Purchaser who is not a US Person represents and warrants to the Corporation that:

1.
Purchaser is neither a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) nor is Purchaser committing to purchase securities for the account of a U.S. Person or for resale in the United States and the undersigned confirms that the securities have not been offered to the Purchaser in the United States.

2.	Purchaser:

(a)	is not a "distributor" of securities as such term is defined in Regulation S nor a dealer in securities, and

(b)
acknowledges that it has not engaged, and agrees that it will not engage during any period in which US securities laws prohibit such activity, in any hedging transactions with regard to the Corporation’s Common Stock.

3.	The investment commitment by the Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which the Purchaser is resident and does not trigger:

(a)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, and

(b)	any registration or other obligation on the part of Purchaser, the Corporation or the Agent.